SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               FORM 8-K

                       CURRENT REPORT PURSUANT
                    TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                            MARCH 15, 2004


                        BRONZE MARKETING, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                NEVADA
            (STATE OR OTHER JURISDICTION OF INCORPORATION)


       333-83351                                            87-0578370
(COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)


     426 SOUTH 1000 EAST, #704
     SALT LAKE CITY, UTAH
                                                                 84102
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                            (801) 537-1257
         (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.   OTHER EVENTS

     On March 15, 2004, the Registrant announced that it has entered into an agreement to acquire all of the issued and outstanding common stock of The Holder Hospitality Group, LLC, a privately-held Nevada business with its principal headquarters located in Reno, Nevada. The proposed acquisition is subject to certain conditions including the approval of the transaction by the Nevada Gaming Control Board. The proposed acquisition, if completed, will involve common and preferred stock issuances which result in a change in control of the Company, change of management, change of corporate name, change of corporate headquarters and other significant matters. The Holder Hospitality Group owns the Silver Club Hotel and Casino in the Reno-Sparks area of Nevada is looking to continue its growth through acquisitions.

     Because this proposed acquisition is subject to numerous conditions precedent including the raising of at least $3,000,000 by the Registrant, it cannot be determined at this time that the transaction is more likely than not to be consummated.

ITEM 7.   EXHIBITS

     The following exhibit is attached hereto:

     Exhibit "A" - Agreement and Plan of Reorganization between the
Registrant and The Holder Hospitality Group, Inc., dated effective as of March 15, 2004.

                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              POWER MARKETING, INC.



Date:  March 31, 2004              BY:   /s/  Heather Hamby
                                        Heather Hamby, President
                                        and Director



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